UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

PULASKI FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	0-24571 (Commission File Number)	43-1816913 (IRS Employer Identification No.)

12300 Olive Boulevard, St. Louis, Missouri 63141

(Address of principal executive offices) (Zip Code)

(314) 878-2210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

A special meeting of the stockholders of Pulaski Financial Corp. (the “Company”) was held on March 29, 2016.  The final results for each of the matters submitted to a vote of stockholders at the special meeting are as follows:

1.                                      The proposal to approve the Agreement and Plan of Merger, dated as of December 3, 2015, between First Busey Corporation and the Company was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

8,528,926	280,341	38,997	3,109,894

2.                                      The proposal to approve, on a non-binding advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger of the Company and First Busey Corporation pursuant to existing agreements or arrangements with the Company was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,346,262	553,247	948,755	3,109,894

Item 8.01                                           Other Events

On March 30, 2016, the Company and First Busey Corporation issued a joint press release announcing that each company’s stockholders had approved the merger of the Company with and into First Busey Corporation.  A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Joint Press Release dated March 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2016	By:	/s/ Paul J. Milano
Paul J. Milano
Chief Financial Officer